UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

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SCOPUS BIOPHARMA INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCOPUS BIOPHARMA INC.

420 Lexington Avenue, Suite 300

New York, New York 10170

(212) 479-2513

NOTICE OF CONSENT SOLICITATION

July 21, 2023

To our Stockholders:

This Notice of Consent Solicitation (this “Notice”) and the accompanying Consent Solicitation Statement (the “Consent Solicitation Statement”) and form of Written Consent (the “Written Consent”) are furnished to you by Scopus BioPharma Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”), in connection with the solicitation of Written Consents from the holders (the “Stockholders”) of our common stock (“Common Stock”) to take action without a Stockholders’ meeting (the “Consent Solicitation”).

We are soliciting your consent to approve amendments to the Company’s Amended and Restated Certificate of Incorporation to:

1.	increase the Company’s number of authorized shares of Common Stock from 50,000,000 to 500,000,000 (the “Authorized Share Increase”); and

2.	effect a reverse stock split of our Common Stock (the “Reverse Stock Split”) with the Board of Directors (the “Board”) having the discretion as to whether or not and/or when the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the range set forth in this Notice as determined by the Board in its discretion (the Reverse Stock Split and Authorized Share Increase, each a “Proposal” and, collectively, the “Proposals”).

The primary intent of the Authorized Share Increase is to make available additional shares of Common Stock for the potential future issuance of shares for general corporate purposes, including capital raises, grants under our existing and/or future equity incentive plans and potential license agreements and/or acquisitions (which grants or issuances may include share issuances to members of the Company’s management (or certain of their affiliates) to appropriately incentivize them and align their interests with those of the Company’s other Stockholders). The primary intent of the Reverse Stock Split is to increase the market price of our Common Stock to enhance our ability to raise capital, attract new investors, and position the Company to meet certain listing requirements of national exchanges.

We have established the close of business on July 21, 2023, as the record date (the “Record Date”) for determining Stockholders entitled to submit written consents. The Proposals are separate, independent proposals and each Proposal requires stockholders holding a majority of the voting power of our Common Stock outstanding as of the close of business on the Record Date to vote in favor of a Proposal in order for such Proposal to be approved by Stockholders.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and Written Consent.

Failure to submit the Written Consent will have the same effect as a vote against the Proposals. We recommend that all Stockholders consent to each of the Proposals, by marking the box entitled “FOR” with respect to the Proposals and signing, dating, completing and submitting the enclosed Written Consent in accordance with the instructions therein. If you sign and send in the Written Consent but do not indicate how you want to vote as to the Proposals, your Written Consent will be treated as a consent “FOR” the Proposals.

By Order of the Board of Directors of Scopus BioPharma Inc.

/s/ Joshua R. Lamstein

Joshua R. Lamstein

Chairman and Director

SCOPUS BIOPHARMA INC.

420 Lexington Avenue, Suite 300

New York, New York 10170

(212) 479-2513

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement (the “Consent Solicitation Statement”) and form of Written Consent (the “Written Consent”) are being furnished to you by Scopus BioPharma Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation of Written Consents from the holders (the “Stockholders”) of our common stock, par value $0.001 per share (the “Common Stock”) to take action without a Stockholders’ meeting (the “Consent Solicitation”).

We are soliciting your Written Consent to approve amendments to the Company’s Amended and Restated Certificate of Incorporation to:

1.	increase the Company’s number of authorized shares of Common Stock from 50,000,000 to 500,000,000 (the “Authorized Share Increase”); and

2.	effect a reverse stock split of our Common Stock, by a ratio of not less than 1-for-10 and not more than 1-for-100 (the “Reverse Stock Split”) with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion (the Reverse Stock Split and the Authorized Share Increase, each a “Proposal” and, collectively, the “Proposals”).

Our Board adopted the Proposals and recommends that Stockholders vote “FOR” the approval of the Proposals. The Board has decided to solicit Written Consents from Stockholders to approve the Proposals rather than calling a special meeting of Stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), unless otherwise provided in a company’s certificate of incorporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written Consents are being solicited from all of our Stockholders pursuant to Section 228 of the DGCL and our Bylaws.

We have established the close of business on July 21, 2023, as the record date (the “Record Date”) for determining Stockholders entitled to submit Written Consents. As of the Record Date, the Company had 42,084,264 shares of Common Stock outstanding, held by approximately 188 registered Stockholders of record. Each Proposal must be approved by Stockholders holding a majority of the voting power of Common Stock outstanding as of the close of business on the Record Date. This Consent Solicitation Statement and the Written Consent, are being mailed to all Stockholders of record on or about July 28, 2023.

Any beneficial owner of Common Stock who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Stockholders must deliver their properly completed and executed Written Consents to the Company’s information agent, Morrow Sodali, LLC, in accordance with the instructions set forth in the Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposals.

Requests for copies of this Consent Solicitation Statement should be directed to the Company at the address or telephone number set forth above.

While the Company intends to terminate the Consent Solicitation once it has received Written Consents in favor of the Proposals representing a majority of the voting power of shares of Common Stock and promptly implement the Proposals, the Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, to (i) terminate the Consent Solicitation for any reason, including if the consent of Stockholders holding a majority of the voting power of the Company’s Common Stock has been received, (ii) waive any of the conditions to the Consent Solicitation, (iii) amend the terms of the Consent Solicitation or (iv) abandon the Consent Solicitation.

The final results of the Consent Solicitation will be published in a Current Report on Form 8-K (the “Form 8-K”) by the Company. This Consent Solicitation Statement and the Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law and our Bylaws.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of Written Consents and revocations of Written Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Revocation of Consents

Written Consents may be revoked or withdrawn by any Stockholder at any time. A notice of revocation or withdrawal must specify the record Stockholder’s name and the number of shares of Common Stock being withdrawn. Revocations may be submitted to the Corporate Secretary of the Company by the same methods as Written Consents may be submitted, as set forth in the form of Written Consent included.

Solicitation of Consents

Our Board is sending you this Consent Solicitation Statement in connection with the Consent Solicitation to approve the Proposals. The Company will pay for the costs of the Consent Solicitation. We will also pay the reasonable expenses of banks, brokers or other nominees in mailing materials for the Consent Solicitation to beneficial owners of our Common Stock. Because the approval of holders of a majority of the voting power of our Common Stock is required to approve the Proposals, not returning the Written Consent will have the same effect as a vote against the Proposals.

Other than as discussed above, the Company has made no arrangements and has no understanding with any other person regarding the Consent Solicitation hereunder, and no person has been authorized by the Company to give any information or to make any representation in connection with the Consent Solicitation, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, Written Consents may be solicited by directors, officers and other employees of the Company who will receive no additional compensation therefor.

Members of our Board and management beneficially own 2,028,242 shares of our Common Stock and intend to submit their Written Consents “FOR” the Proposals. See “Security Ownership of Certain Beneficial Owners and Management”.

No Appraisal Rights

Under the DGCL, our non-consenting Stockholders are not entitled to appraisal rights with respect to the Authorized Share Increase or Reverse Stock Split, and we will not independently provide our Stockholders with any such right.

Householding Matters

Stockholders that share a single address will receive only one Consent Solicitation Statement and Written Consent at that address, unless we have received instructions to the contrary from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a Stockholder of record residing at such an address wishes to receive a separate copy of this Consent Solicitation Statement or of future consent solicitations (as applicable), he or she may write to us at: Scopus BioPharma Inc., 420 Lexington Avenue, Suite 300, New York, NY 10170, Attention: Secretary. We will deliver separate copies of this Consent Solicitation Statement and form of Written Consent promptly upon written request. If you are a Stockholder of record receiving multiple copies of our Consent Solicitation Statement and form of Written Consent, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other Stockholder of record, you can request additional copies of this Consent Solicitation Statement and form of Written Consent or request householding by contacting the Stockholder of record.

As of the Record Date, the closing price of our Common Stock was $0.05 per share and there were 42,084,264 shares of our Common Stock outstanding.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSALS

Except as may be disclosed in this Consent Solicitation Statement, no director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposals that is not shared by all other Stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on July 21, 2023 was 42,084,264. The Record Date for determining our Stockholders who are entitled to notice of and to vote on the approval of the Proposals, is July 21, 2023.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2023, the beneficial ownership of our Common Stock by each of our directors and named executive officers, each person known to us to beneficially own more than 5% of our Common Stock, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws). Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after the Record Date are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

Name and Address of Beneficial Owner(1)	No. of Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Shares of Common Stock**
Directors and Executive Officers
Ira Scott Greenspan(2)	1,520,424	3.8%
Joshua R. Lamstein(3)	1,469,997	3.7%
Robert J. Gibson(4)	212,352	*
David A. Buckel(5)	90,705	*
David Weild IV(6)	84,764	*
Raphael Hofstein, Ph.D.	—	*
All directors and executive officers as a group (6 individuals)(2)(3)(4)(5)(6)	2,028,242	5.1%

5% Stockholders
Morris C. Laster(7)	6,006,000	15.1%
Armistice Capital, LLC(8)	2,100,000	5.0%

* Indicates less than 1%.

(1)	Unless otherwise specified, the business address of referenced holders is 420 Lexington Avenue, Suite 300, New York, New York 10170.

(2)	Includes: (i) 1,350,000 shares of common stock held by HCFP/Capital Partners 18B-1 LLC (“18B-1”), of which Mr. Greenspan is a member and co-manager; (ii) 73,334 shares of common stock held by HCP/Advest LLC (“HCP/Advest”), of which Mr. Greenspan is a member and sole manager; and (iii) 14,640 shares of common stock held by certain other HCFP-related entities (“HCFP”). Accordingly, Mr. Greenspan is deemed to have shared voting and dispositive power over the shares of common stock held by 18B-1 and HCFP and sole voting and dispositive power over shares of common stock held by HCP/Advest. Mr. Greenspan disclaims beneficial ownership of the shares of common stock held by these entities, except to the extent of his proportionate pecuniary interest therein. Unless and until a final resolution of the Intervention Complaint, as defined below, the 6,000,000 shares of common stock, the ownership of which is subject to dispute, are not included in Mr. Greenspan’s share ownership.

(3)	Includes: (i) 1,350,000 shares of common stock held by 18B-1, of which Mr. Lamstein is a member and co-manager. Accordingly, he is deemed to have shared voting and dispositive power over the shares of common stock held by 18B-1. Mr. Lamstein disclaims beneficial ownership of the shares of common stock held by 18B-1, except to the extent of his proportionate pecuniary interest therein. Also includes an aggregate of 3,000 shares of common stock held by Mr. Lamstein’s minor children. Unless and until a final resolution of the Intervention Complaint, as defined below, the 6,000,000 shares of common stock, the ownership of which is subject to dispute, are not included in Mr. Lamstein’s share ownership.

(4)	Includes 210,052 shares of common stock held by Dayber Snow LLC, of which Mr. Gibson is a member and co-manager. Accordingly, he is deemed to have shared voting and dispositive power over the shares of common stock held by this entity. Mr. Gibson disclaims beneficial ownership of the shares of common stock held by this entity, except to the extent of his proportionate pecuniary interest therein. Also includes an aggregate of 2,000 shares of common stock held by Mr. Gibson’s minor children. Unless and until a final resolution of the Intervention Complaint, as defined below, the 6,000,000 shares of common stock, the ownership of which is subject to dispute, are not included in Mr. Gibson’s share ownership.

(5)	Includes 84,764 shares of common stock issuable pursuant to outstanding stock options to purchase our common stock, which are currently exercisable or exercisable within 60 days of the Record Date, and 5,941 shares of common stock held by BVI Venture Services LLC (“BVI”), of which Mr. Buckel is the sole owner. Accordingly, he is deemed to have sole voting and dispositive power over the shares of common stock held by BVI.

(6)	Represents 84,764 shares of common stock issuable pursuant to outstanding stock options to purchase our common stock, which are currently exercisable or exercisable within 60 days of the Record Date.

(7)	Based solely on information and claims set forth in an amended Scheduled 13D filed by Laster on May 12, 2021 (“Amended 13D”), includes: (i) 4,926,000 shares of common stock over which Dr. Laster claims sole beneficial ownership and (ii) 360,000 shares of common stock over which each of Chen Laster, Gabriella Laster and Sara Laster, or 1,080,000 shares of common stock in the aggregate, claims beneficial ownership and over which Dr. Laster claims shared beneficial ownership on account of Dr. Laster, Chen Laster, Gabriella Laster and Sara Laster constituting a group. The address for Dr. Laster provided in the Amended 13D is 11 Reuven Shari St., Jerusalem, Israel. As more fully set forth below, the aggregate number of shares of common stock in this footnote includes 6,000,000 shares of common stock, the ownership of which is disputed and is subject to final resolution of the Intervention Complaint, as defined below.

(8)	Based solely on information set forth in a Schedule 13G filed by Armistice Capital, LLC (“Armistice Capital”) on February 15, 2022 (the “13G”), Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares of common stock, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the company held by the Master Fund and thus may be deemed to beneficially own the securities of the company held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the company held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the company directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address for Armistice Capital and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, New York 10022.

As set forth and described in the Company’s Form 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on April 15, 2022, on December 16, 2021, HCFP/Capital Partners VIB LLC (“VIB”), an affiliate of certain of our officers and directors, filed a Motion to Intervene and attached its Complaint in Intervention (the “Intervention Complaint”), which alleges, among other things, that although Laster claims to have acquired 6,000,000 shares of our common stock in June 2017, Laster never owned or acquired those shares because he did not sign or agree to VIB’s operating agreement, which is the only way he could have obtained such shares. If VIB prevails in its Intervention Complaint, then VIB would be the beneficial and record owner of all such 6,000,000 shares of our common stock.

PROPOSAL 1— AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 500,000,000

Our Board has adopted resolutions (1) declaring advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s number of authorized shares of Common Stock from 50,000,000 to 500,000,000, and (2) directing that a proposal to approve the Authorized Share Increase be submitted to the holders of our Common Stock for their approval. The adoption of the Authorized Share Increase is not conditioned on the adoption of the Reverse Stock Split. Approval of the Authorized Share Increase will require the affirmative vote of a majority of the voting power of our Common Stock outstanding as of the close of business on the Record Date.

The form of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment") to effect the Authorized Share Increase will be substantially as set forth on Appendix A (subject to any changes required by applicable law).

Background and Reasons for the Authorized Share Increase; Potential Consequences of the Authorized Share Increase

As of the Record Date, the Company is authorized, pursuant to its Amended and Restated Certificate of Incorporation, to issue up to 50,000,000 shares of its Common Stock, and there were 42,084,264 shares of Common Stock issued and outstanding and 7,843,244 shares of common stock reserved for issuance, including under outstanding stock options, warrants, additional investment options, and certain agreements. The Board is seeking Stockholder approval to amend the Amended and Restated Certificate of Incorporation to increase the authorized share capital of the Company from 50,000,000 shares of Common Stock to 500,000,000 shares of Common Stock with the same par value of $0.001 per share.

The primary intent of this Authorized Share Increase is to make available additional shares of Common Stock for the potential future issuance of shares for general corporate purposes, including capital raises, grants under our existing and/or future equity incentive plans and potential license agreements and/or acquisitions (which grants or issuances may include share issuances to members of the Company’s management (or certain of their affiliates) to appropriately incentivize them and align their interests with those of the Company’s other Stockholders), without the requirement of further action by the Company’s Stockholders. Our cash resources are extremely limited. Our ability to raise capital continues to be impeded by limited availability of authorized shares of Common Stock. The Company is, at all times, investigating potential sources of additional financing which the Board believes will be in the best interests of the Company and its Stockholders. There can be no assurance that additional financing will be available to us on a timely basis and on satisfactory terms, or at all. Any such additional financings are subject to or would be conditioned upon an increase in the authorized shares of Common Stock of the Company. Although the Company has repeatedly explored raising capital through the issuance of shares of preferred stock, there has been limited, if any, interest in such securities, particularly due to the inability to structure such securities with convertibility into Common Stock and/or with warrants exercisable into shares of Common Stock. The failure to increase the number of authorized shares of Common Stock effectively precludes the Company from being able to obtain additional financing. Failure to obtain sufficient financing in the immediate future will have a material adverse effect on us, including possibly being required to substantially curtail or cease our operations.

The Authorized Share Increase will not, in and of itself, have any immediate effect on any of our capital accounts, the percentage ownership interest in the Company of any Stockholder, or any rights of existing Stockholders. The implementation of the Authorized Share Increase will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's Stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. Because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of the additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Authorized Share Increase (other than in connection with a stock dividend) will substantially reduce the current Stockholders’ percentage ownership interest in the total outstanding shares of Common Stock and result in substantial dilution to such Stockholders. In the event that the Authorized Share Increase is approved and all additional newly available shares of authorized Common Stock are issued, it would represent an increase of approximately 1,157% in the total number of outstanding shares of Common Stock. Additionally, the increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent Stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company’s Amended and Restated Certificate of Incorporation and Bylaws also include provisions that may have anti-takeover consequences. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The Company may issue the additional shares of authorized Common Stock that will become available as a result of the Authorized Share Increase without any further approval of its Stockholders.

Procedure for Implementing the Authorized Share Increase

The Authorized Share Increase, if approved by our Stockholders, would become effective upon the filing (the “Effective Time”) of a Certificate of Amendment with the Secretary of State of the State of Delaware. The filing of the Certificate of Amendment that will affect the Authorized Share Increase will be made promptly after receipt of such approval.

Accounting Matters

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation relating to the Authorized Share Increase will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Authorized Share Increase.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 500,000,000.

PROPOSAL 2— AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board has adopted resolutions (1) declaring advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, as described below, and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our Common Stock for their approval. The adoption of the Reverse Stock Split is not conditioned on the adoption of the Authorized Share Increase. Approval of the Reverse Stock Split will require the affirmative vote of a majority of the voting power of our Common Stock outstanding as of the close of business on the Record Date.

The form of the proposed Certificate of Amendment to effect a Reverse Stock Split of our issued and outstanding Common Stock will be substantially as set forth on Appendix B (subject to any changes required by applicable law). If approved by our Stockholders, the Reverse Stock Split would permit (but not require) our Board to effect a Reverse Stock Split of our issued and outstanding Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-100, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our Stockholders. In determining a ratio, if any, following the receipt of Stockholder approval, our Board may consider, among other things, factors such as:

•	the listing requirements of national exchanges and/or other public trading markets for our Common Stock;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its Stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, Stockholders who currently have beneficial ownership of less than 100 shares of Common Stock may have their shares combined into one share of Common Stock. Any fractional shares will be rounded up to the next whole number. The amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board to be in the best interests of our Stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Financial Planning Flexibility. The Board believes it is in the best interest of the Company to approve the Certificate of Amendment to effect the Reverse Stock Split of the Company’s issued and outstanding Common Stock to give the Company greater flexibility in considering and planning for future potential business needs. The Reverse Stock Split will result in authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including capital raises, grants under our existing and/or future equity incentive plans, and possible transactions, such as license agreements and/or acquisitions.

Additional Potential Investors. We also believe that the Reverse Stock Split would make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Common Stock Listing. Our Common Stock is quoted on The OTCQB Venture Market under the symbol “SCPS”. We believe that the Reverse Stock Split would enhance our ability to obtain a listing on a national exchange in the future. National exchanges require, among other things, a minimum bid price and, following listing, maintenance of a minimum continued price. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain, following the Reverse Stock Split, over the minimum bid price requirements of any such national exchange.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Common Stock. However, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the per share trading price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, would result in the intended benefits described above, that the per share trading price of our Common Stock will increase following the Reverse Stock Split or that the per share trading price of our Common Stock will not decrease in the future.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our Stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action would be the most advantageous to the Company and our Stockholders. In addition, our Board reserves the right, notwithstanding Stockholder approval and without further action by the Stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Amended and Restated Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our Stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

As of July 21, 2023 there were 42,084,264 shares outstanding. Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of 10 and a maximum of 100 shares of currently outstanding Common Stock will be combined into one new share of Common Stock. The table below shows, as of July 21, 2023, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-10	4,208,427
1-for-20	2,104,214
1-for-30	1,402,809
1-for-40	1,052,107
1-for-50	841,686
1-for-60	701,405
1-for-70	601,204
1-for-80	526,054
1-for-90	467,603
1-for-100	420,843

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any Stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The number of authorized but unissued shares of Common Stock will not be adjusted as a result of the Reverse Stock Split (but will be adjusted as a result of the Authorized Share Increase, if approved by Stockholders). However, as a result of the Reverse Stock Split, there will be a reduction of the number of shares of our Common Stock issued and outstanding, resulting in an increased number of available authorized shares of Common Stock, regardless of whether the Authorized Share Increase is approved. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's Stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. Because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current Stockholders' percentage ownership interest in the total outstanding shares of Common Stock. Additionally, the increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent Stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company’s Amended and Restated Certificate of Incorporation and Bylaws also include provisions that may have anti-takeover consequences. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

The Company may issue the additional shares of authorized Common Stock that would become available as a result of the Reverse Stock Split without the additional approval of its Stockholders.

The Reverse Stock Split may result in some Stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Following the effectiveness of the Reserve Stock Split, our Common Stock would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, our Common Stock will continue to be quoted on the OTCQB Venture Market under the symbol “SCPS”.

Beneficial Holders of Common Stock (i.e., Stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by Stockholders through a bank, broker, custodian or other nominee in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by Stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these Stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation relating to the Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and Internal Revenue Service (“IRS”) rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each Stockholder should consult their tax advisor as to the particular facts and circumstances which may be unique to such Stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences of the Stockholders

The Reverse Stock Split is intended to qualify as a tax-free recapitalization under the Code. Assuming the Reverse Stock Split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by the Stockholders that exchange their pre-split shares for post-split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

The U.S. federal income tax consequences of the rounded-up share are unclear. A U.S. holder of a pre-split share may recognize income or gain to the extent that the value of the rounded-up share exceeds the tax basis of the post-split fractional share so “rounded-up.” Each U.S. holder should consult with their tax advisor with respect to the computation of gain or loss and adjusted tax basis in the shares issued in the Reverse Stock Split (including the rounded-up shares) based on their specific facts.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this Consent Solicitation.

****

Important Notice Regarding the Availability of this Consent Solicitation Statement.

In accordance with the rules of the SEC, we are advising the Company’s Stockholders of the availability on the Internet of this Consent Solicitation Statement and all other solicitation materials in connection with this Consent Solicitation. These rules allow us to provide access to proxy and consent materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering, to all Stockholders, paper copies of this Consent Solicitation Statement and all other solicitation materials in connection with this Consent Solicitation, as well as providing access to those materials on a publicly accessible website. Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Proposals will be approved by Stockholders if valid, unrevoked consents signed by the holders of a majority of the voting power of our Common Stock as of the Record Date are delivered to the Company within 60 days of the earliest-dated consent delivered to the Company. This Consent Solicitation Statement and all other solicitation materials in connection with this Consent Solicitation, including the Consent Card, are available, free of charge, by requesting such materials from the Company at Scopus BioPharma Inc., 420 Lexington Avenue, Suite 300, New York, New York 10170, attention: Secretary.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file electronically periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.

We make available, free of charge and through our Internet web site at www.scopusbiopharma.com, our periodic reports, current reports and any amendments to any such reports and our proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also request copies of our SEC by written request addressed to our Corporate Secretary at our principal executive offices.

Our Board hopes that Stockholders will complete, date and sign the enclosed Written Consent and return it in the accompanying envelope. Your cooperation and prompt response with respect to these matters is greatly appreciated.

* * *

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman and Director
New York, NY
July 21, 2023

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF SCOPUS BIOPHARMA INC.

Scopus BioPharma Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Effective upon the filing of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Effective Time”), the total number of shares of stock which the Corporation is authorized to issue shall be 520,000,000, 500,000,000 shares of which shall be common stock, par value $0.001 per share (“Common Stock”), and 20,000,000 shares of which shall be preferred stock par value $0.001.

SECOND: This Certificate of Amendment was duly adopted in accordance with Sections 141 and 242 of the DGCL. The Corporation’s Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. Written consents were solicited from all of our stockholders of record pursuant to Section 228 of the DGCL and the Corporation’s Amended and Restated Bylaws. A consent solicitation was mailed on or about July 28, 2023 and the necessary number of shares consented to the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been executed as of this [•] day of [•], 2023.

SCOPUS BIOPHARMA INC.

By:
Name:
Title:

Appendix B

FORM OF

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF SCOPUS BIOPHARMA INC.

Scopus BioPharma Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Effective upon the filing of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Effective Time”), each [•]* shares of common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

SECOND: This Certificate of Amendment was duly adopted in accordance with Sections 141 and 242 of the DGCL. The Corporation’s Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. Written consents were solicited from all of our stockholders of record pursuant to Section 228 of the DGCL and the Corporation’s Amended and Restated Bylaws. A consent solicitation was mailed on or about July 28, 2023 and the necessary number of shares consented to the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been executed as of this [•] day of [•], 2023.

SCOPUS BIOPHARMA INC.

By:
Name:
Title:

* This amendment approves the Reverse Stock Split of the Corporation’s Common Stock, at a ratio in the range of 1-for-10 to 1-for-100. By approving this amendment, the stockholders of the Corporation would be deemed to approve any ratio within the range referred to above as determined by the Board of Directors in its sole discretion.

FORM OF CONSENT CARD

WRITTEN CONSENT OF STOCKHOLDERS OF

SCOPUS BIOPHARMA INC.

The undersigned stockholder of Scopus BioPharma Inc. (the “Company”) hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated July 21, 2023. The undersigned hereby consents (by checking the “FOR” box) or declines to consent (by checking the “AGAINST” box or the “ABSTAIN” box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders for the stockholders to approve (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 50,000,000 to 500,000,000 (the “Authorized Share Increase”) and (ii) a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of not less than 1-for-10 and not greater than 1-for-100 to become effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the “Reverse Stock Split”), and has referred the Authorized Share Increase and the Reverse Stock Split to the stockholders of the Company for approval by written consent;

WHEREAS, the Board approved the Authorized Share Increase and the Reverse Stock Split on July 10, 2023 and recommended that the stockholders vote “FOR” the below resolutions, which it has deemed arein the best interests of the Company and its stockholders;

NOW, THEREFORE, IT IS RESOLVED, that the stockholders of the Company hereby approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s number of authorized shares of Common Stock from 50,000,000 to 500,000,000, effective upon filing a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form attached as Appendix A to the Consent Solicitation Statement; and

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

FURTHER RESOLVED, that the stockholders of the Company hereby approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the Board to effect the Reverse Stock Split, including having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any reverse split to be set at a whole number at a ratio of not less than 1-for-10 and not greater than 1-for-100 as determined by the Board in its discretion, effective upon filing a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in the form attached as Appendix B to the Consent Solicitation Statement.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

This Written Consent may be executed in counterparts. Failure of any particular stockholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of Common Stock do execute and deliver counterparts.

This Written Consent is solicited by the Board.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on                                        , 2023.

Print name(s) exactly as shown on Stock Certificate(s)

Signature (and Title, if any)	Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.